                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the Commission
[X] Definitive Materials                          Only (as permitted by Rule 14a-6(a)(2))
[ ] Soliciting Material Pursuant to Section 240.14a-2

                          NAPCO SECURITY SYSTEMS, INC.

--------------------------------------------------------------------------------

         (Name of Registrant as Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required

[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-12

            (1) Title of each class of securities to which transaction applies:

                    ------------------------------------------------------------

            (2)     Aggregate number of securities to which transaction applies:

                    ------------------------------------------------------------

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                    ------------------------------------------------------------

            (4)     Proposed maximum aggregate value of transaction:

                    ------------------------------------------------------------

            (5)     Total fee paid:

                    ------------------------------------------------------------
[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)     Amount previously Paid:

             -------------------------------------------------------------------

            (2)     Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

            (3)     Filing Party:

             -------------------------------------------------------------------

            (4)     Date Filed:

             -------------------------------------------------------------------

                          NAPCO SECURITY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on December 9, 1999

Dear Fellow Stockholder:

                        The Annual Meeting of the Stockholders of Napco Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Thursday, December 9, 1999, at 4:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

                        1. to elect one director to serve for a term of three years and until his successor is elected and qualified; and

                        2.    to transact such other business as may
                              properly come before the Meeting or any
                              adjournments thereof.

                        Only stockholders of record at the close of business on October 22, 1999 are entitled to notice and to vote at the Meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the Meeting on the foregoing proposals will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company, 333 Bayview Avenue, Amityville, New York 11701.

                                           By order of the Board of Directors,

                                                  Richard Soloway
                                                  Secretary

October 28, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                          NAPCO SECURITY SYSTEMS, INC.
                               333 BAYVIEW AVENUE
                           AMITYVILLE, NEW YORK 11701

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 1999

INFORMATION CONCERNING THE SOLICITATION

            This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Systems, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be held on December 9, 1999 and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy were first mailed to the stockholders on or about October 28, 1999. A copy of the 1999 Annual Report of the Company, including financial statements, is being mailed herewith.

            Only stockholders of record at the close of business on October 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 3,495,351 shares of Common Stock.

            On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on: Item 1, the election of one
(1) director; and the transaction of any other business as may properly come before the Meeting and require a vote of the Stockholders.

            THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

ITEM 1

                              ELECTION OF DIRECTORS

            Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Andrew J. Wilder, currently a director, who has been nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2002 and until his successor is elected and qualified.

            Mr. Wilder has consented to serve if elected. One director is to be elected by a plurality of the votes cast at the Meeting. In the event that the nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

            The Board of Directors is divided into three classes. One class will stand for election for a three-year term at this year's Annual Meeting of Stockholders. The terms of the other two classes of continuing directors do not expire until the Annual Meetings of Stockholders in 2000 and 2001, respectively. The names of, and certain information concerning, the nominee of the Board of Directors and such other directors are set forth below:


                                               Principal Occupation;
                                      Five-Year Employment History and Other                          Director
Name and Age                                       Directorships                                        Since
------------                                       -------------                                        -----

Nominees to serve until
Annual Meeting of
Stockholders in 2002:

Andrew J. Wilder                  Officer of Israeloff, Trattner & Co.,                                  1995
     (48)                         independent certified public accountants,
                                  since 1990.
Nominees to serve until
Annual Meeting of
Stockholders in 2000:

Randy B. Blaustein               Partner of Blaustein, Greenberg & Co. since                             1985
     (47)                        July 1991; Attorney engaged as a sole
                                 practitioner since October 1980, specializing
                                 in business and tax matters, and author of six
                                 books and numerous articles.

Nominees to serve until
Annual Meeting of
Stockholders in 2001:

Richard Soloway                  Chairman of the Board of Directors since                                1972
     (53)                        October 1981; President since 1998;
                                 Secretary since 1975.

Kevin S. Buchel                  Senior Vice President of Operations and                                 1998
     (46)                        Finance since April 1995;  Treasurer since May
                                 1998; Vice President of Finance and
                                 Administration from December 1989 to April 1995.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. WILDER.

            During the fiscal year ended June 30, 1999, the Company retained, and currently retains, Mr. Blaustein as special counsel for certain general business and tax related matters.

            During fiscal 1999, there were six meetings of the Board of Directors; Messrs. Soloway, Buchel, Blaustein and Wilder attended each meeting.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

            The Board of Directors has a Stock Option Committee consisting of Richard Soloway and Kevin Buchel. This Committee, which met three (3) times in fiscal year 1999, determines the individuals to be granted options under the Incentive Stock Option Plan and the Non-Employee Stock Option Plan, the number of shares to be subject to options and the terms of the options and interprets the provisions of such plans.

            The Company has an Audit Committee consisting of Richard Soloway, Randy Blaustein and Andrew J. Wilder. The Committee, which met four times in fiscal year 1999, recommends to the Board of Directors as to the engagement of an independent certified public accountant, discusses the adequacy of the accounting procedures and internal controls and new accounting pronouncements that may affect the Company, approves the overall scope of the audit, and reviews and discusses the audited financial statements.

            The Company does not have a standing nominating committee of the Board of Directors, or committees performing similar functions. The Company's Compensation Committee is made up of two officers of the Company.

COMPENSATION OF DIRECTORS

            The directors who are not officers receive $1,000 for each Board of Directors meeting and $1,000 for each Committee meeting that they attend in person or by telephone conference call. For the fiscal year ended June 30, 1999, Mr. Blaustein and Mr. Wilder each received $10,000 in director's fees and committee fees.

BENEFICIAL OWNERSHIP OF COMMON STOCK

            The following table, together with the accompanying footnotes, sets forth information as of September 30, 1999, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power over shares listed.


                                                                 Amount and Nature
                                                                   of Beneficial                                     Percent of
Beneficial Owner                                                     Ownership                                    Common Stock [a]
----------------                                                     ---------                                    ----------------
Richard Soloway
c/o the Company
333 Bayview Avenue
Amityville, NY 11701                                                 939,976[b] [c]                                25.6%

Dimensional Fund
    Advisors, Inc. [d]                                               288,050[d]                                     7.9%

Raymond Gaudio                                                        88,267[b]                                     2.4%

Kevin S. Buchel                                                       29,001[b]                                      .8%

Alfred DePierro                                                       24,107[b]                                      .7%

Randy B. Blaustein                                                    22,500                                         .6%

Jorge Hevia                                                            7,320[b]                                      .2%

Andrew J. Wilder                                                         300

                                                                                                                     .1%

All executive officers and directors as a group
(9 in number)                                                      1,121,821[e]                                    30.6%
----------

[a] Percentages are computed on the basis of 3,669,171 shares, which consists of 3,495,351 shares of Common Stock outstanding on October 22, 1999, plus 173,820 the number of shares which a person has the right to acquire directly or indirectly within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.
[b] This number includes the number of shares which a person has a right to acquire directly or indirectly within sixty (60) days (Soloway - 45,000, Buchel -28,000, Gaudio - 3,000, DePierro - 3,000, and Hevia - 7,320).
[c] Includes 5,400 shares owned directly by Mr. Soloway's wife.
[d] Based on information from NASDAQ as of June 30, 1999. On February 11, 1999, a Schedule 13G was filed with the SEC by Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, CA 90401 ("DFAI") reporting beneficial ownership and sole voting power as to of 306,450 shares of Common Stock of the Company, owned by advisory clients. As to all of such shares, DFAI disclaims beneficial ownership of all such securities.
[e] This number of shares includes (i) 1,019,851 shares as to which officers and directors have sole voting and investment power, (ii) 5,400 shares as to which officers and directors share with others or may be deemed to share voting and investment power, and (iii) 96,570 shares which a person has the right to acquire directly or indirectly within sixty (60) days.

COMPLIANCE WITH SECTION 16

            Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person"), failed to file on a timely basis one or more reports during such fiscal year.

INFORMATION CONCERNING EXECUTIVE OFFICERS

            Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. There are no family relationships between any director or officer of the Company. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.

                                              Position and Office with the
                                              Company, Term of Office and
Name and Age                                  Five-Year Employment History
------------                                  ----------------------------

Richard Soloway                               Chairman of the Board of Directors since October 1981;
     (53)                                     President Since  1998; and Secretary since 1975.


Kevin S. Buchel                               Senior Vice President of Operations and Finance since April 1995;
     (46)                                     Treasurer since May 1998; Vice President of Finance and
                                              Administration from December 1989 to April 1995.

Jorge Hevia                                   Senior Vice President of Corporate Sales and Marketing since May 1999;
     (41)                                     Vice President of Corporate Sales and Marketing since October 1998;
                                              Vice President of National Sales of Schieffelin and Somerset Company
                                              from December 1993 to October 1998.

Michael Carrieri                              Vice President of Engineering Development since September, 1999; Vice
     (41)                                     President of Engineering of Chyron Corp. April 1998 to August 1999;
                                              Vice President of Engineering of Boundless Technologies from February
                                              1990 until March 1998.

Alfred DePierro                               Vice President of Engineering -- Microcomputer Applications since
     (52)                                     September 1985.

Raymond Gaudio                                Vice President of Engineering - Software Applications since September
     (55)                                     1985.

Joseph Scardino                               Vice President of International Sales since March 1998; Vice
     (42)                                     President of Sales of Napco from August 1994 to March 1998.

EXECUTIVE COMPENSATION

               The following table sets forth the compensation information for the President and Chief Executive Officer of the Company and for each of the Company's four most highly compensated other executive officers serving at the end of fiscal year 1999.

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation
                                                       -------------------------------------

                                                                         Other Annual    Restricted Stock
Name and Principal Position      Fiscal Year    Salary        Bonus    Compensation(2)      Awards
---------------------------      -----------    ------        -----    ---------------      ------

Richard Soloway, Chairman of     1999          $407,793        -           $4,808            -
the Board of Directors,          1998          $407,793        -           $9,123            -
President, Secretary             1997          $407,793        -           $9,282            -

Kevin S. Buchel, Senior Vice     1999          $138,533     $60,000        $5,574            -
President of Operations and      1998          $131,811     $50,000        $5,252            -
Finance and Treasurer            1997          $120,959     $25,000        $4,902            -

Jorge Hevia
Senior Vice President of         1999          $125,245     $30,000        $1,620            -
Corporate Sales and              1998             -            -             -               -
Marketing                        1997             -            -             -               -

Alfred DePierro, Vice President  1999          $220,928(1)     -           $2,288            -
of Engineering - Microcomputer   1998          $222,005(1)     -           $2,288            -
Applications                     1997          $221,112(1)     -           $2,174            -

Raymond Gaudio, Vice President   1999          $257,462(1)     -           $  288            -
of Engineering - Software        1998          $265,950(1)     -           $  288            -
Application                      1997          $264,715(1)     -           $  288            -


                              Long-Term Compensation
                              -------------------------------------

                                                                       All Other
Name and Principal Position        Options/SARS     LTIP Payouts   Compensation(3)
---------------------------        ------------     ------------   ---------------
Richard Soloway, Chairman of        225,000/0            -              $4,078
the Board of Directors,                 -                -              $4,078
President, Secretary                    -                -              $4,078

Kevin S. Buchel, Senior Vice            -                -              $1,986
President of Operations and          15,000/0            -              $1,841
Finance and Treasurer                   -                -              $1,460

Jorge Hevia
Senior Vice President of             16,600/0            -                 -
Corporate Sales and                     -                -                 -
Marketing                               -                -                 -
                                                         -
Alfred DePierro, Vice President         -                -              $2,209
of Engineering - Microcomputer        5,000/0            -              $1,331
Applications                            -                -              $1,165

Raymond Gaudio, Vice President          -                -              $2,575
of Engineering - Software             5,000/0            -              $2,531
Application                             -                -              $2,517

(1) Includes commissions.

(2) Messrs. Soloway, Buchel, DePierro, and Gaudio received $4,108, $1,174, and $1,060; $174, $102, and $102; $288, $288, and $174; $288, $288, and $288
respectively for health and life insurance for fiscal years 1999, 1998, and 1997. Messrs. Soloway, Buchel, Hevia, and DePierro received $700, $7,950, and $8,222; $5,400, $5,150, and $4,800; $1,620, $0, and $0; and $2,000, $2,000, and
$2,000, respectively, for automobile expenses for fiscal years 1999, 1998, and 1997.
(3)401(k) Plan Contributions.

Option Grants and Exercises

               The following tables summarize option grants and exercises during fiscal 1999 to or by the named executive officers and the value of the fiscal 1999 granted options, if any, held by such persons at the end of fiscal 1999.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                                             Potential Realizable
                                                                                                               Value at Assumed
                                                                                                               Annual Rates of
                                                                                                                 Stock Price
                                                                                                               Appreciation for
                                                       Individual Grants                                         Option Term(2)
                       ------------------------------------------------------------------------------    --------------------------

                                               Percent of
                                              Total Options           Exercise or
                           Options       Granted to Employees in      Base Price         Expiration
Name                       Granted             Fiscal Year              ($/Sh)              Date           5% ($)         10% ($)
----                       -------             -----------              ------              ----           ------         -------
Richard Soloway            225,000                89.4%                  $3.03             2/25/04        $189,000       $416,250
Kevin S. Buchel               -                     -                                                         -              -
Jorge Hevia                 16,600                 6.6%                  $4.00            10/05/03         $18,426       $ 40,504
Alfred DePierro               -                     -                                                         -              -
Raymond Gaudio                -                     -                                                         -              -


(1) Options generally become exercisable in cumulative annual installments of 20% commencing on the date of grant. Options terminate upon the earlier of the cessation of employment with the Company or the fifth anniversary of the date of the grant.

(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% annually from the date options are granted.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND FY-END OPTION VALUES(1)

                                                                                        Value of
                                                               Number of               Unexercised
                                                              Unexercised             In-the-Money
                         Shares                               Options at              Options at
                        Acquired          Value               FY-End (#)              FY-End ($)
                      on Exercise       Realized             Exercisable/            Exercisable/
      Name               (#)              ($)               Unexercisable            Unexercisable
      ----             ---------        -------             -------------            -------------


Richard Soloway           -                -                 45,000/180,000          $21,150/$84,600

Kevin S. Buchel           -                -                 18,000/12,000           $12,000/$3,000

Jorge Hevia               -                -                  3,320/13,280                 $0

Alfred DePierro           -                -                  2,000/3,000                  $0

Raymond Gaudio            -                -                  2,000/3,000                  $0

----------

(1) No stock options were exercised by the named executive officers during fiscal 1999.

EMPLOYMENT AGREEMENTS

               The Company has employment agreements with Richard Soloway, Jorge Hevia, Alfred DePierro and Raymond Gaudio. The agreement with Mr. Soloway, entered into on February 26, 1999 for a five period, provides for an annual salary of $407,793 as adjusted by inflation, certain incentive compensation if earned according to a formula to be determined by the Board of Directors, and 225,000 stock options that vest 20% per year or upon a change in control, as defined in the agreement. In addition, if during the term there should be a change in control, then the employee shall be entitled to terminate the term and his employment thereunder, and the employer shall pay the employee, as a termination payment, an amount equal to 299% of the average of the prior five calendar year's compensation, subject to certain limitations. Mr. Hevia's agreement, which is for a two-year period, provides for an annual salary of $175,000 with certain bonus provisions, including those based on sales and profits. The agreement with Mr. Gaudio for fiscal year 1999 provides for an annual salary ($120,330) and commission draw ($52,000) aggregating $172,330 plus commissions in excess of the draw. The agreement with Mr. DePierro for fiscal year 1999 provides for an annual salary ($116,556) and commission draw ($41,600) aggregating $158,156 plus commissions in excess of the draw and automobile allowance. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

RELATED TRANSACTIONS

               In May of 1998 the Company repurchased 889,576 shares of Napco common stock for $5.00 per share from one of its co-founders, Kenneth Rosenberg. $2.5 million was paid at closing with the balance of the purchase price to be paid over a four (4) year period. The portion of the purchase price paid at closing was financed by the Company's primary bank and is to be repaid over a five (5) year period. At the closing, Mr. Rosenberg retired as President and Director of the Company but will be available to the Company pursuant to a consulting agreement. The repurchase agreement also provides that Mr. Rosenberg will not compete with the Company for a ten (10) year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The members of the Compensation Committee are Richard Soloway and Kevin S. Buchel. Each member of the Compensation Committee was, during fiscal 1999 and previously, an officer and employee of the Company and each subsidiary of the Company as described above pursuant to Item 404 of Regulation S-K promulgated under the Securities and Exchange Act of 1934.

               No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Company's Compensation Committee of the Board of Directors is made up of the President and the Senior Vice President of Operations and Finance. The Committee considers and establishes compensation for the management of the Company. With respect to the compensation of the Chairman and the President, the Board of Directors considers and approves such compensation.

Overview and Philosophy

            The Compensation Committee uses its compensation program to achieve the following objectives:

            - increasing the profitability and net worth of the Company and, accordingly, increasing stockholder value;

            - providing compensation that will enable the Company to attract and retain high quality employees and reward superior performance;

            -providing management with incentives related to the success of the Company;

            -and providing management with long-term equity incentives through stock options.

            The Company believes that its executive compensation program provides an overall level of compensation that is competitive within the electronic security products industry and among companies of comparable size and complexity.

Procedures for Establishing Compensation

            At the beginning of each year, the Compensation Committee establishes an annual salary plan for the Company's senior executive officers, in some cases based on employment agreements with such officers.

            In fiscal 1999, as in the past several years, the Compensation Committee set compensation at the start of the year and reviewed it approximately mid-way through the year. The initial compensation recommendation, consisting of salary and performance-based incentive compensation, is based in part upon a survey of comparably sized companies. The Compensation Committee uses this survey to determine the competitiveness of base salary and incentive opportunities at the Company and to evaluate the relative mix of salary and incentive compensation.

Executive Officer Compensation Program

            The Company's executive compensation program consists of base salary, annual incentive cash compensation, commissions, long-term equity incentives in the form of stock options and various benefits such as medical insurance and 401(k) savings plan generally available to employees of the Company. The amount of perquisites, as determined in accordance with rules promulgated by the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 1999.

Base Salary

            Base compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and or comparable size and success as the Company. In addition to external market data, salary is determined by the Company's financial performance and the individual's performance based on predetermined, non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his ability to motivate others, develop the necessary skills as the Company grows, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

Short-Term and Long-Term Compensation

            Annual incentive compensation and long-term incentive compensation, in comparison to base salary, are more highly tied to the Company's success in achieving financial performance goals. Annual cash bonuses are paid primarily on the basis of attainment of financial, sales, and production goals of the Company. The officers do not vote on their own compensation. Raymond Gaudio and Alfred DePierro do not receive bonuses but do receive commissions.

            Long-term incentive compensation, through stock options, enables executives to develop a long-term stock ownership position in the Company. In addition to considering an individual's past performance, the Company's desire to retain an individual is of paramount consideration in the determination of stock option grants.

            Stock options are granted at an option price equal to fair market value on the date of grant and generally vest over a five-year period in order to encourage key employees to continue in the employ of the Company. Accordingly, stock options are intended to retain and motivate executives to improve long-term stock market performance.

Summary of Compensation of Chief Executive Officer

            Recommendations regarding the compensation for Mr. Soloway are made by the Board of Directors (exclusive of Mr. Soloway) using a process and philosophy similar to those used for all other executive officers. In making their recommendations for Mr. Soloway's compensation for fiscal year 1999, consideration was given, among other things, to the overall performance of the Company along with an assessment of Mr. Soloway's performance and contributions to the Company and the importance of a significant incentive-based equity component in the form of stock options.

            Compensation Committee:     Richard Soloway
                                        Kevin S. Buchel




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





COMPENSATION PURSUANT TO PLANS

Profit Sharing Plan

            The Company maintains a defined contribution profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees who are at least age twenty-one and have completed one year of employment with the Company are eligible to participate in the Plan. The effective date of the Plan, as restated, is July 1, 1989. Participants in the Plan may contribute up to the maximum amount permitted by the Code of their compensation as a salary reduction. The Company matches all such contributions by contributing an amount equal to 50% of all such salary reduction deferrals up to a maximum of 1% of each participant's salary compensation. In addition, the Company may elect at the end of each Plan year to contribute a discretionary amount to the Plan to be allocated among the eligible employees on the basis of compensation. During fiscal 1999, the Company contributed approximately $54,000 to the Plan.

            Vested contributions, both participant and the Company's additional contributions, are payable to the participant (or his beneficiary), upon any of the following events: retirement, termination of employment, disability, death, termination of the Plan without the establishment of a successor Plan, or the attainment of age 59 1/2. Participants may withdraw up to the total of salary deferral contributions upon suffering a financial hardship, as defined in the Plan. A participant may also borrow from the Plan against his account balance. All participant and additional Company contributions are 100% vested at all times. Benefits at retirement are payable to participants in a lump sum or as an annuity.

Stock Options

            Under the Company's 1992 Incentive Stock Option Plan, as amended ("1992 Plan") which was approved by vote of the stockholders of the Company at the 1992 Annual Meeting (extending the 1982 plan for an additional ten years), incentive stock options to purchase up to an aggregate of 727,933 shares of Common Stock (plus the shares at the time subject to option) or a total of 815,933 shares (as adjusted) may be granted at fair market value to executive officers and key employees during the ten-year period ending in October 2002. At June 30, 1999, 377,333 shares were available for grant under the 1992 Plan. Options to purchase a total of 438,100 shares of Common Stock were outstanding under the 1992 Plan on June 30, 1999, with exercise prices of $2.50 to $5.63 per share. The incentive stock options included in the foregoing tabulation expire five years from the date of grant, are non-transferable and are exercisable beginning with the date of grant in 20 percent cumulative yearly installments. These options and shares were registered in October 24, 1996 with the Securities and Exchange Commission.

            The Company's 1990 Non-Employee Stock Option Plan ("1990 Plan") was adopted to promote the interests of the Company and its stockholders by enabling the Company to attract and retain outside directors and consultants, to provide them an incentive to continue service with the Company, and provide them additional incentive to promote the success of the

Company's business. The 1990 Plan was approved by the stockholders at the Company's 1990 annual meeting. At June 30, 1999, a total of 50,000 shares (with appropriate adjustment in the event of a stock split or other change in the Company's common stock) of common stock of the Company, par value $.01 per share, were available for grant of options under the 1990 Plan. The Plan authorizes grants of options which do not meet the requirements of Section 422 of the Internal Revenue Code to non-employee directors and/or consultants of the Company. No option may be granted after October 15, 2000 or such earlier date as the Board of Directors may determine. Through June 30, 1999, no options under the 1990 Plan had been granted.

            Each option would have a maximum term of five years, or such lesser period as the Committee specifies. Options would become exercisable at the rate of 20% per year. An option may be exercised by an optionee during his tenure as a director or consultant. Options under the 1990 Plan would not be transferable. The optionees would have "piggy-back" registration rights whereby if in the future the Company registered any additional shares with the Securities and Exchange Commission, the Company would also register the shares subject to such options.

COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph sets forth the Company's total shareholder return index as compared to the NASDAQ index and a NASDAQ electronic component stock industry index.


--------------------------------------------------------------------------------


                               [Performance Chart]






              6/95       6/96        6/97       6/98            6/99

NAPCO       100.000     170.59      223.53     241.18         183.26

NASDAQ      100.000     128.39      156.14     205.59         294.06

PEER        100.000      84.73       92.47     70.14           63.63
GROUP*

* Peer Group consists of:
            American Medical Alert Corp.
            Detection Systems, Inc.
            Pittway Corp.
            Sensormatic Electronics Corp. (replacing Central Sprinkler Corp., which was used in the Company's 1998 proxy statement peer group but which is no longer a publicly reporting company)

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

            The Board of Directors appointed Arthur Andersen LLP ("AA") as the independent public accountants for the Company and its subsidiaries for its 1999 fiscal year. AA has been serving the Company since fiscal 1993.

            Services provided by AA during and for the 1999 fiscal year consisted of audit and non-audit related services. These services included the examination of the consolidated financial statements of the Company, services related to reporting by the Company and its subsidiaries to the Securities and Exchange Commission and consulting during the year on matters related to accounting, taxes and financial reporting.

            A representative of AA will be present at the Annual Meeting to make a statement if he desires and to respond to appropriate questions presented at the Meeting.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

            Any stockholder proposal which is intended to be presented at next year's annual meeting of stockholders must be received by the Company not later than June 30, 2000 if it is to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.

                            EXPENSES OF SOLICITATION

            The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated: October 28, 1999                 By Order of the Board of Directors

                                        Richard Soloway
                                        Secretary

                          NAPCO SECURITY SYSTEMS, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                   PROXY - SOLICITED BY THE BOARD OF DIRECTORS

            The undersigned stockholder of NAPCO SECURITY SYSTEMS, INC. hereby appoints Messrs. Richard Soloway and Kevin S. Buchel, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation, to be held on Thursday, December 9, 1999 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.

            This Proxy will be voted as specified. If no specification is made, the Proxy will be voted FOR the election of the one (1) director (Item 1); and as to any other matters as may properly come before the meeting, this Proxy will be voted in the discretion and in the best judgment of the Proxies. This Proxy may be revoked at any time prior to the voting thereof.

                   (Please date and sign on the reverse side.)

(Continued from the other side)

The Board of Directors recommends a Vote FOR Item 1.

Item 1 - Election of one director for a term of three years and until his successor is elected and qualified:
         Andrew J. Wilder.

          FOR  [ ]    WITHHOLD [ ]

                                              Dated: __________________________

                                              _________________________________

                                              _________________________________
                                              Signature or Signatures


                                              Please sign exactly as your name
                                              appears at the left. Executors,
                                              administrators, trustees,
                                              guardians, attorneys and agents
                                              should give their full titles
                                              and submit evidence of
                                              appointment unless previously
                                              furnished to the Corporation or
                                              its transfer agent.